UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2213 Killion Avenue, Seymour, Indiana		47274
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 220 5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On March 10, 2014 Cereplast, Inc. (the “Company”) issued a Letter to the Shareholders updating the shareholders on the Chapter 11 proceeding in the United States Bankruptcy court for the Southern District Of Indiana (the “Bankruptcy Court”).

Item 9.01 Exhibits

A copy of the Company’s Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 1.03, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Exhibit No.	Description

99.1	Cereplast, Inc. Letter to Shareholders dated March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 10, 2014
CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

Exhibit 99-01: Cereplast, Inc. Letter to shareholders dated March 10, 2014

Seymour - Monday, March 10, 2014

Dear Shareholders

Our company is facing serious challenges and I would like to update you with regard to current events and the vision of your Board and management for our future.  This letter will also attempt to describe the current status of events and future challenges the Company may face.

In late December 2013, we brokered an agreement between a third party institutional investor and Horizon Technology Finance (“Horizon” and NASDAQ: HRZN).  In this agreement, the new investor would purchase the outstanding $2.8 million venture loan held by Horizon. Although an agreement in principle was reached with the purchaser, during the due diligence process several abnormal legal elements emerged and triggered the purchaser to withdraw the offer.  Management was able to find a second prospective buyer, however they withdrew their  offer for identical reasons.

In the meantime, after in depth review of the Ironridge Global IV (“Ironridge”) agreement and dilutive trading behavior by our new legal counsel Austin Legal Group, LLC, the Company declared Ironridge with a status of “affiliate” as defined by the Securities Act of 1933– Rule 144(a)(1) and therefore, denied the issuance of free trading shares to Ironridge.  In retaliation, Ironridge issued an illegal Notice of Default to Cereplast, which we opposed.  However, our management believes that Ironridge’s illegal notice triggered Horizon to issue a formal Notice of Sale of the Company’s assets in spite of the prior two buy-out proposals. On January 15, 2014, Horizon took an aggressive position by seizing all  Cereplast bank accounts, which left us with no option but to temporarily interrupt operations, suspend pending orders and furlough all employees.

We attempted to oppose the Notice of Sale by filing a request for a temporary restraining order in Los Angeles Superior Court.  Management believes that Horizon issued the Notice of Sale in violation of the terms and conditions of the Venture Loan Agreement.  Unfortunately, the court denied our request.

On February 10, 2014, the Company commenced  voluntary Chapter 11 bankruptcy in the United States Bankruptcy Court - Southern District of Indiana. Chapter 11 bankruptcy is a form of bankruptcy that involves a reorganization of the Company’s business affairs and assets. It is typically filed by corporations that require requisite time to restructure their debts and is a complex and expensive proceeding. Immediately upon filing for Chapter 11, Horizon informed us of their intention to request the Court to convert the Chapter 11 into an involuntary liquidation under a Chapter 7 proceeding, thereby precluding the Company from having an opportunity to reorganize. Horizon subsequently filed its motion to convert the Chapter 11 proceeding into a Chapter 7 within a few days of the Chapter 11 petition.

Despite the filing of the Chapter 11 bankruptcy petition, management was able to organize several large financings to allow us to resume operations within a limited period of time. These financings include i) DIP financing in amount of $1 million granted on an emergency basis by ProCap Funding a fund managed by Dr. Alexandre Scheer, the son of our CEO,  ii) a second financing in amount of $2.8 million to purchase the Horizon debt; iii) the potential for an additional $2.0 million financing to allow us to purchase raw materials and fulfill pending orders,  iv) and finally the potential for third party financing to allow repayment of $7.5 million debenture on terms that would be acceptable to the debenture holders. We believe that with the above financing instruments we will have sufficient liquidity to operate the Company’s business during the Chapter 11 reorganization and to continue the flow of goods and services to our customers in the ordinary course of business.

The combination of these financing instruments should permit an opportunity for us to offer  repayment to all creditors at close to face value of their outstanding debts.  Further, these financing instruments are not likely to create additional long term debt because the majority of funds would be generated from equity, thus allowing us to clean up our balance sheet from large secured debt and derivatives losses.  All of these financing proposals are contingent upon the approval of the Bankruptcy Court.

On March 4, 2014, at a hearing held in Indianapolis, the Court granted us temporary use of a portion of ProCap’s funding arrangement proposed under a DIP agreement, until a formal hearing could occur.  This hearing is currently scheduled for March 20, 2014. The Court Order is expected to be executed by the Court this week and will allow the Company to call back its employees and fulfill approximately $300,000 of orders that have been on hold since early February. We expect to honor all post‐petition obligations to suppliers in the ordinary course.

Although we can envision a possible exit strategy that would allow satisfactory repayment of all creditors, management has been forced to spend an inordinate amount of time opposing the repetitive attempts of Horizon to force the company into a Chapter 7 liquidation - an act that will solely benefit Horizon.  Presently, an $800 million financial group has presented an offer to purchase the Horizon loan for 100% of its value.  However, Horizon has refused their offer.  Management remains hopeful that business logic and ethics will prevail and intends to present the offer to the Court to safeguard shareholders’ and creditors’ value.

With regard to operations, we have seen the activity pick up in both the USA and overseas.  In the domestic market, we have received several orders totaling approximately $300,000.  These orders include multiple orders for existing inventory that should be fulfilled before the end of the quarter.  Overseas, the EU parliament passed a Directive on Packaging favoring the use of sustainable material including bioplastics. The EU legislation does allow each State to implement national legislation. We are expecting a surge in demand in Italy and France in the months to come. In Italy several supply agreements are being negotiated but we are struggling to access the necessary working capital to fulfill such orders.

The Company is taking a significant step toward enabling our enterprise to complete a positive transformation which includes an improved cost structure and a direct path towards profitability.  After considering the advantages and disadvantages of Chapter 11, our Board of Directors and the entire senior management team unanimously support this step as a necessary and essential defense for the future of Cereplast.  Our goal is to preserve and maximize value for stakeholders, including our employees, creditors and debenture holders. We are also committed to supporting the future success of our valued customers and continue to offer pristine service and unique products.  Chapter 11 gives us the best opportunities to maximize the value of our technology, review and restructure our business model and focus our efforts where we have a technological advantage. Management is currently working on an in-depth reorganization plan to bring our company to profitability and emerge from Chapter 11. Although we are in the preliminary stages of this plan, we can share with you that we believe our company will emerge with two new entities each focused on a specific sector of the bioplastics market:

Cereplast Industry, a specialty compounder with a broader array of resin.  This will allow our product offerings to extend beyond bioplastics and target compounding of traditional polyolefin compounds. Cereplast Industry will also provide third-party compounding to serve a growing number of companies interested in having our Seymour plant make quality products. Our plant was set up as state of the art operations and will allow us to make high quality resins. We are already negotiating a several million pound compounding contract with a large plastic operator. We believe that in implementing this plan we will reduce the internal working capital requirement due to the decreased costs associated with purchasing raw material and preliminary analysis suggests that Cereplast Industries, if approved by the Bankruptcy Court, would reach profitability much faster than the current business model.

Algaeplast, will lead our bioplastic operations including the existing technology and the Algae development.  However, under the new proposed business model, Algaeplast will become a licensing model by which Algaeplast will license out the technology to third parties that have an interest in bioplastics. This model will substantially decrease the costs of manufacturing and all related expenses. We are proposing that Algaeplast will cross-license all its technology with Cereplast Industry so the current customers of Cereplast can still be served properly. Algaeplast will also license its technology overseas to serve the European market without having to incur the costs of manufacturing and shipping products and the related financial risks and cash flow requirements.

Clearly the proposals above are preliminary and will need to be authorized by the Bankruptcy Court. However, we are excited by these new perspectives that will bring value to our shareholders, creditors and supporters.

The Board of Directors, our senior management team and myself would like to underscore our appreciation for the hard work and loyalty of our employees. Cereplast exemplifies a culture of collaboration and innovation. Our employees embody that culture and are essential to our future success.  I am looking forward to the day where I will announce that we successfully emerge from Chapter 11.

Very Truly Yours

Frederic Scheer

Chairman

Chief Executive Officer

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. All statements other than statements of historical fact in this press release are forward-looking statements and involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties. Further information regarding these and other risks is included in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.